                       DANNINGER MEDICAL TECHNOLOGY, INC.


             -----------------------------------------------------



                                   EXHIBIT 2



             -----------------------------------------------------


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                            STOCK PURCHASE AGREEMENT


                     For the Purchase of 100% of the Stock
                                       of
                    Surgical & Orthopedic Specialties, Ltd.


                                     among

          Surgical & Orthopedic Specialties, Ltd. and Stephen R. Draper

                                      and

                       Danninger Medical Technology, Inc.


                         Dated as of September 6, 1996

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

1.1     Definitions..........................................................1


                                   ARTICLE II
                          SALE AND PURCHASE OF SHARES

2.1     Sale and Purchase....................................................5
2.2     Payment of Purchase Price............................................5
2.3     Related Agreements...................................................6
2.4     Purchase Price Adjustments...........................................6
2.5     Section 338(h)(10) Election ........................................ 6

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

3.1     Due Incorporation; No Subsidiaries...................................7
3.2     Due Authorization....................................................7
3.3     Consents and Approvals; Authority Relative to this Agreement.........8
3.4     Capitalization.......................................................8
3.5     Financial Statements; Undisclosed Liabilities; Other Documents.......9
3.6     No Adverse Effects or Changes........................................9
3.7     Title to Properties.................................................11
3.8     Condition and Sufficiency of Assets.................................11
3.9     Leased Real Property................................................12
3.10    Personal Property...................................................12
3.11    Inventories.........................................................12
3.12    Accounts Receivable and Advances....................................12
3.13    Intellectual Property...............................................13
3.14    Contracts...........................................................13
3.15    Permits.............................................................15
3.16    Insurance...........................................................15
3.17    Employee Benefits...................................................16
3.18    Employment and Labor Matters........................................18
3.19    Taxes...............................................................19
3.20    No Defaults or Violations...........................................20
3.21    Environmental Matters...............................................21
3.22    Litigation..........................................................22
3.23    No Conflict of Interest.............................................22
3.24    Bank Accounts.......................................................22
3.25    Customers, Suppliers, Etc...........................................23
3.26    Claims Against Officers and Directors...............................23
3.27    Due Diligence Materials.............................................23
3.28    Improper and Other Payments.........................................23
3.29    Brokers.............................................................23
3.30    Accuracy of Statements..............................................23

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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

4.1     Due Incorporation...................................................24
4.2     Due Authorization...................................................24
4.3     Consents and Approvals; Authority Relative to this Agreement........24
4.4     Brokers.............................................................25
4.5     Accuracy of Statements..............................................25


                                   ARTICLE V
                                   COVENANTS

5.1     Implementing Agreement..............................................25
5.2     Access to Information and Facilities................................25
5.3     Preservation of Business............................................26
5.4     Consents and Approvals..............................................28
5.5     Maintenance of Insurance............................................28
5.6     Resignation of Officers and Directors...............................28
5.7     Supplemental Information............................................28
5.8     Exclusivity.........................................................29
5.9     Use of Name.........................................................29
5.10    Tax Indemnity.......................................................29
5.11    Termination of Certain Agreements...................................30

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

6.1     Warranties True as of Both Present Date and Closing Date............30
6.2     Compliance with Agreements and Covenants............................30
6.3     Consents and Approvals..............................................30
6.4     Documents...........................................................30
6.5     Related Agreements..................................................30
6.6     Due Diligence Review................................................31
6.7     Delivery of Schedules and Exhibits..................................31
6.8     No Material Adverse Change..........................................31
6.9     Actions or Proceedings..............................................31
6.10    Certain Assets and Liabilities......................................31
6.11    Minimum Net Tangible Book Value.....................................31
6.12    Employment of Key Personnel.........................................32
6.13    Qualified Stock Purchase............................................32


                                  ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

7.1     Warranties True as of Both Present Date and Closing Date............32
7.2     Compliance with Agreements and Covenants............................32
7.3     Documents...........................................................32
7.4     Indemnification of Personal Guarantees..............................32
7.5     Actions or Proceedings..............................................32

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7.6     Consents and Approvals..............................................32


                                  ARTICLE VIII
                                    CLOSING

8.1     Closing.............................................................33
8.2     Deliveries by Seller................................................33
8.3     Deliveries by Buyer.................................................35


                                   ARTICLE IX
                                  TERMINATION

9.1     Termination.........................................................37
9.2     Effect of Termination...............................................37


                                   ARTICLE X
                                INDEMNIFICATION

10.1    Survival............................................................37
10.2    Limits on Indemnification...........................................37
10.3    Indemnification by Seller...........................................38
10.4    Indemnification by Buyer............................................38
10.5    Claims..............................................................38
10.6    Notice of Third-Party Claims; Assumption of Defense.................39
10.7    Settlement or Compromise............................................39
10.8    Failure of Indemnifying Person to Act...............................40
10.9    Tax Character.......................................................40


                                   ARTICLE XI
                                 MISCELLANEOUS

11.1    Expenses............................................................40
11.2    Amendment...........................................................40
11.3    Notices.............................................................40
11.4    Effect of Investigation.............................................41
11.5    Waivers.............................................................42
11.6    Counterparts........................................................42
11.7    Interpretation......................................................42
11.8    Applicable Law......................................................42
11.9    Assignment..........................................................42
11.10   No Third-Party Beneficiaries........................................42
11.11   Publicity...........................................................43
11.12   Further Assurances..................................................43
11.13   Severability........................................................43
11.14   Remedies Cumulative.................................................43
11.15   Entire Understanding................................................43
11.16   Jurisdiction of Disputes; Waiver of Jury Trial......................43

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                                   SCHEDULES

Schedule 3.1         Jurisdictions, Subsidiaries, Exceptions to Board Actions
Schedule 3.3         Consents; Conflicts with Other Obligations
Schedule 3.4         Capitalization; Shares Issued
Schedule 3.5         Liabilities
Schedule 3.6         Changes Subsequent to December 31, 1995
Schedule 3.7         Title to Properties
Schedule 3.8         Condition and Sufficiency of Assets
Schedule 3.9         Real Property Leases; Hazardous Material
Schedule 3.10        Personal Property Including Rental Equipment
Schedule 3.12        Accounts Receivable
Schedule 3.13        Intellectual Property
Schedule 3.14        Contracts
Schedule 3.15        Permits, Licenses
Schedule 3.16        Insurance
Schedule 3.17        Employee Benefits and ERISA Compliance; Liability
Schedule 3.18        Employment and Labor Matters
Schedule 3.19        Tax Matters
Schedule 3.20        Defaults; Violations
Schedule 3.21        Environmental Matters
Schedule 3.22        Litigation
Schedule 3.23        No Conflict of Interest
Schedule 3.24        Bank Accounts
Schedule 3.25        Customers
Schedule 3.27        Due Diligence exceptions
Schedule 3.28        Improper Payments
Schedule 4.3         Consents; Conflicts with Other Obligations
Schedule 5.3         Ordinary Course of Business Exceptions
Schedule 6.12        Key Personnel
Schedule 8.2(d)      Permitted Liens

                                    EXHIBITS
Exhibit 2.2        Buyer's Note
Exhibit 2.3A       Employment Agreement
Exhibit 2.3B       Incentive Stock Option Agreement
Exhibit 2.3C       Office Lease
Exhibit 2.3D       Noncompetition Agreement
Exhibit 2.3E       Noncompetition Note
Exhibit 2.3F       Security Agreement
Exhibit 2.3G       Nonstatutory Stock Option Agreement
Exhibit 2.3H       Escrow Agreement
Exhibit 3.5        Financial Statements
Exhibit 8.2(h)     Form of Opinion of Davidson Staiger & Hill, P.C.
Exhibit 8.3(e)     Form of Opinion of Porter, Wright, Morris & Arthur

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of September 6, 1996, by and among Danninger Medical Technology, Inc., a Delaware corporation ("Buyer"), Stephen R. Draper of Port Huron, Michigan ("Seller") and Surgical & Orthopedic Specialties, Ltd., a Michigan corporation (the "Company").


                                P R E A M B L E:


     WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer all of the outstanding Shares of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

     "Affiliate" means, with respect to any specified Person, (1) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(2) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of the specified Person or a Person described in clause (1) of this paragraph, (3) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, or (4) any relative or spouse of the specified Person or any of the foregoing Persons.

     "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in Columbus, Ohio are generally closed for business.

     "Buyer Confidential Information" means all confidential information concerning Buyer or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of Buyer, (iii) was not in the Company's or Seller's possession prior to disclosure thereof to Seller or the Company in connection with the transactions contemplated herein, or (iv) was not independently developed by the Company or Seller.

     "Buyer Indemnified Parties" means Buyer and each of its Affiliates (including, after the Closing, the Company) and their respective officers, directors, employees, agents and representatives, provided that in no event shall Seller be deemed a Buyer Indemnified Party.

     "Cash Amount" has the meaning set forth in Section 2.2.

     "Closing" means the consummation of the transactions contemplated herein.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

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     "Company Confidential Information" means all confidential information concerning the Company or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of the Company or Seller in connection with Buyer's due diligence review of the Company, (iii) was not in Buyer's possession prior to disclosure thereof to Buyer in connection with the transactions contemplated herein, and
(iv) was not independently developed by Buyer.

     "Company Material Adverse Change" means a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company which is materially adverse.

     "Company Material Adverse Effect" means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company which is materially adverse.

     "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is enforceable.

     "Danninger Stock" has the meaning set forth in Section 2.2.

     "Environmental Law" means any law which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar federal, state or local Law.

     "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Existing Borrowings" means all borrowings from lending institutions, vendors or agencies of federal, state or local governments or their political subdivisions, as set forth on the Financial Statements or in the books and records of the Company.

     "Financial Statements" means the financial statements of the Company consisting of the balance sheets as of December 31, 1995 and 1994 and the related statements of income and expenses and cash flows for the years then ended (including all notes and schedules thereto) reviewed by Follmer, Rudzewicz & Co., P.C., and the unaudited balance sheet of the Company dated as of July 31, 1996 and the related statement of income and expense for the seven-month period then ended, attached hereto as Exhibit 3.5.

     "GAAP" means U.S. generally accepted accounting principles at the time in effect.

     "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product or fractions thereof; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local Law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now or at any time hereafter in effect.

     "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification.

     "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification.

     "Intellectual Property" means any and all trademarks, tradenames, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights. The "Company's Intellectual Property" means any and all Intellectual Property used by the Company in the conduct of its business.

     "Latest Balance Sheet" means the unaudited balance sheet of the Company dated as of July 31, 1996, set forth in Exhibit 3.5.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, claim, right of any third party, easement, encroachment or encumbrance.

     "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. No Loss shall be reduced by reason of tax benefits allegedly enjoyed as a result of such Loss by any Indemnified Party.

     "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, limited liability partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

     "Prime Rate" means the prime rate as from time to time announced by Bank One, N.A. in Columbus, Ohio.

     "Real Property Leases" has the meaning set forth in Section 3.9.

     "Related Agreement" means each Contract which is entered into at the Closing or otherwise pursuant to this Agreement, including Buyer's Note in the form attached hereto as Exhibit 2.2, the Employment Agreement in the form attached hereto as Exhibit 2.3A, the Incentive Stock Option Agreement in the form attached hereto as Exhibit 2.3B, the Office Lease in the form attached hereto as Exhibit 2.3C, the Noncompetition Agreement in the form attached hereto as Exhibit 2.3D, the Noncompetition Note in the form attached hereto as
Exhibit 2.3E, the Security Agreement in the form attached hereto as Exhibit 2.3F, the Nonstatutory Stock Option Agreement in the form attached hereto as
Exhibit 2.3G, and the Escrow Agreement in the form attached hereto as Exhibit 2.3H.

     "Shares" means the 1,310 shares of Common Stock, par value $1.00 per share, of the Company held of record by Seller.

     "Subsidiaries" means any Person more than 50% of the voting power of which is controlled by another Person.

     "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

     "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

     "Tax Statute of Limitations Date" means the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

     "Tax Warranty" means a representation or warranty in Sections 3.17 or 3.19.

     "Title and Authorization Warranty" means a representation or warranty in Sections 3.2, 3.4 or 3.7.


                                   ARTICLE II
                          SALE AND PURCHASE OF SHARES

     2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer the Shares, which in the aggregate represent 100% of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens, and Buyer hereby agrees to purchase the Shares from the Seller.

     2.2 Payment of Purchase Price. The aggregate purchase price for the Shares shall be $2,900,000, payable as follows: $1,000,000 in cash (the "Cash Amount"); a stock certificate registered in the name of Seller (the "Danninger Stock") for 83,334 shares of Common Stock, $.01 par value, of Buyer; and Buyer's promissory note in the principal amount of $1,400,000, in the form attached as Exhibit 2.2 ("Buyer's Note"). At the Closing, in consideration for and against delivery of the Shares, the Cash Amount shall be paid to Seller by means of a certified check or by wire transfer of immediately available funds as designated by Seller; a share certificate representing the Danninger Stock dated the Closing Date and registered in the name of the Seller shall be delivered into escrow pursuant to the Escrow Agreement in the form attached as Exhibit 2.3H; and Buyer's Note shall be executed by Buyer and delivered to Seller.

     2.3 Related Agreements. At the Closing, the Seller and the Buyer shall enter into the Related Agreements, including the Employment Agreement in the form attached hereto as Exhibit 2.3A, the Incentive Stock Option Agreement for the purchase of 20,000 shares of common stock of Buyer at the close or last price reported by NASDAQ and published in the Wall Street Journal for the trading day prior to the Closing Date ("FMV"), in the form attached hereto as
Exhibit 2.3B, the Office Lease in the form attached hereto as Exhibit 2.3C, the Noncompetition Agreement in the form attached hereto as Exhibit 2.3D, the Noncompetition Note to be executed by Buyer and delivered to Seller in the form attached hereto as Exhibit 2.3E, the Security Agreement in the form attached hereto as Exhibit 2.3F, the

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



Nonstatutory Stock Option Agreement for the purchase of 15,000 shares of common stock of Buyer at the FMV in the form attached hereto as Exhibit 2.3G, and the Escrow Agreement for the escrow of the Danninger Stock to secure the payment to Buyer of any claims against Seller hereunder in the form attached hereto as Exhibit 2.3H.

     2.4 Purchase Price Adjustments.

     (a) Net Book Value Adjustment. As soon as practical after the Closing Date, the Buyer shall cause to be prepared a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). If the Closing Balance Sheet shows the Company has a net tangible book value of less than $400,000, then the Purchase Price shall be reduced dollar for dollar and Seller shall immediately pay to Buyer on demand the shortfall amount. If the Closing Balance Sheet shows the Company has a net tangible book value of more than $400,000, then the Purchase Price will be increased dollar for dollar by delivery to Seller of Buyer's promissory note in the principal amount of the excess amount and otherwise in the form of the Buyer's Note attached hereto as Exhibit 2.2.

     (b) Accounts Receivable Adjustment. If any of the accounts receivable of the Company, net of doubtful accounts, included on the Closing Balance Sheet have not been paid in full by September 15, 1997, then the principal amount of the Buyer's Note shall be reduced dollar for dollar for the amount of such uncollected accounts retroactively as of the Closing Date, with the principal reduction applied to the earliest principal payment next due, and Seller shall deliver the original of the Buyer's Note to the Buyer in exchange for a revised note that takes into account such reduction in the principal amount and all interest previously paid on the original Buyer's Note.

     2.5 Section 338(h)(10) Election.

     (a) Seller agrees to join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) with respect to the sale and purchase of the stock of the Company hereunder ("Section 338(h)(10) Election"). Seller will pay any tax, including any liability of the Company for tax resulting from the application to it of Treasury Regulation Section 1.338(h)(10)-1(5)(f), attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer and the Company against any and all costs, penalties, taxes, interest, and other liabilities arising out of any failure to pay such tax.

     (b) Seller will also pay any state, local, or foreign tax (and agrees to indemnify Buyer and the Company against any adverse consequences arising out of the failure to pay such tax) attributable to an election under state, local, or foreign law similar to the election under Section 338(h)(10) of the Code with respect to the purchase and sale of the stock of the Company hereunder.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

     3.1 Due Incorporation; No Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of Michigan, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Except as set forth on Schedule 3.1, the Company is licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification. The jurisdictions in which the Company is licensed or qualified to do business as a foreign corporation are set forth on Schedule 3.1. Except as set forth on
Schedule 3.1, the Company has no direct or indirect Subsidiaries, either wholly or partially owned, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person. True, correct and complete copies of the Certificate of Incorporation and Bylaws, as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of the Company have been delivered to Buyer. Except as set forth on
Schedule 3.1, all action taken by the Board of Directors (and all committees thereof) and stockholders of the Company is reflected in such minutes and written consents.

     3.2 Due Authorization. Each of Seller and the Company have full power and authority to enter into this Agreement and each of Seller and the Company have full power and authority to enter into their respective Related Agreements and to consummate the transactions contemplated hereby and thereby. Each of Seller and the Company have duly and validly executed and delivered this Agreement and each of Seller and the Company have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) their respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of each of Seller and the Company and each respective Related Agreement upon execution and delivery by Seller or by the Company, as appropriate, will constitute legal, valid and binding obligations of such party, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     3.3 Consents and Approvals; Authority Relative to this Agreement.

     (a) Except as set forth on Schedule 3.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance of this Agreement and their respective Related Agreements by Seller or the Company, or the consummation of the transactions contemplated hereby or thereby.

     (b) Except as set forth on Schedule 3.3, the execution, delivery and performance by Seller and the Company of this Agreement and their respective Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Seller or the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which either Seller or the Company are a party or by which Seller or the Company or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or the Company or indebtedness secured by their respective assets or properties; or (iv) violate or conflict with any provision of any of the certificate of incorporation, charter, bylaws or similar organizational instruments of the Company.

     3.4 Capitalization.

     (a) The authorized capital stock of the Company consists of 2,000 shares of Common Stock, $1.00 par value per share, 1,310 shares of which are currently issued and outstanding. All of the Shares (i) are validly issued, fully paid and nonassessable and (ii) are, and when issued were, free of preemptive rights. Seller owns (legally and beneficially) all of the Shares, free and clear of any and all Liens. There are no shares of capital stock of the Company held in the treasury of the Company and no shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

     (b) Except as set forth on Schedule 3.4, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating either Seller or the Company, or any of their Affiliates to cause the Company, to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of the Company.

Except as set forth on Schedule 3.4, there are no outstanding contractual obligations of either Seller or the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Company or the management or operation of the Company. Except as set forth on Schedule 3.4 and except for Seller's rights as holders of Shares and except for employee benefit plans or bonus arrangements disclosed pursuant to Section 3.17, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Company or any component or portion thereof, or any increase or decrease in any of the foregoing.

     (c) The assignments, endorsements, stock powers and other instruments of transfer delivered by Seller to Buyer at the Closing will be sufficient to transfer Seller's entire interest, legal and beneficial, in the Shares. Seller, on the Closing Date, will have full power and authority to convey good and marketable title to all of the Shares, and upon transfer to Buyer of the certificates representing the Shares, Buyer will receive good and marketable title to the Shares, free and clear of all Liens.

     3.5 Financial Statements; Undisclosed Liabilities; Other Documents.

     (a) The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings of the Company as of the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of the Company for the periods covered thereby. The Financial Statements are in accordance with the books and records of the Company, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     (b) Except as set forth on Exhibit 3.5 or in the Latest Balance Sheet, the Company has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Balance Sheet.

     3.6 No Changes or Adverse Effects. Except as set forth on Schedule 3.6, since December 31, 1995, the Company has not:

     (i)   suffered any Company Material Adverse Effect;

     (ii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance);

     (iii) incurred any obligation or entered into any Contract which required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000;

     (iv) taken any action, or entered into or authorized any Contract or transaction other than in the ordinary course of business and consistent with past practice;

     (v) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;

     (vi) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any material value;

     (vii) made any changes in its accounting systems, policies, principles or practices;

     (viii) entered into, authorized, or permitted any transaction with Seller or any Affiliate of Seller;

     (ix) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amended any of the terms of any such securities;

     (x) split, combined, or reclassified any shares of its capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeemed or otherwise acquired any securities of the Company;

     (xi) except for Existing Borrowings, made any borrowings, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice), in each case, in excess of $10,000;

     (xii) made any loans, advances or capital contributions to, or investments in, any other Person;

     (xiii) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director or officer, or increased by five percent (5%) or more the compensation or fringe benefits of any employee, or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

     (xiv) except for capital expenditures contemplated by (xv) below, acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company;

     (xv) authorized or made any capital expenditure which individually is in excess of $10,000;

     (xvi) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

     (xvii) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits against the Company or any of its directors, officers, employees or agents;

     (xviii) paid in excess of $10,000, performed any obligation or agreed to pay in excess of $10,000 in settlement or compromise of any claims of liability against the Company or any of its directors, officers, employees or agents; or

     (xix) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by law or by any Contract, other than in the ordinary course of business and consistent with past practices.

     3.7 Title to Properties. Except as previously described on Schedule 3.6 or as set forth on Schedule 3.7, the Company (i) has, and on the Closing Date will have, good and marketable title to, and is, and on the Closing Date will be, the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements or Schedules 3.9 or 3.10 (other than assets leased under the leases set forth in Schedules 3.9 or 3.10 and assets disposed of in the ordinary course of business since the date of such Financial Statements).

     3.8 Condition and Sufficiency of Assets. Except as set forth on Schedule 3.8, all of the tangible assets and properties of the Company, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Immediately after the Closing Date, except as set forth on
Schedule 3.8 the Company shall own or have a right to use, not limited by time, all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of its business as it is presently conducted. Such assets, properties and rights were sufficient to produce the income for the fiscal year ended December 31, 1995, as shown on the Financial Statements. Except as set forth in
Schedule 3.8, the Company has no liabilities not directly related to, and that did not arise directly out of, the business of the Company.

     3.9 Leased Real Property.

     (a) The Company does not hold legal title to, or own any legal or beneficial interest in any real property. Schedule 3.9 lists all leases pursuant to which the Company holds, occupies or uses any real property (the "Real Property Leases"). The Company does not hold, occupy or use any real property except for the real property subject to the Real Property Leases (the "Leased Real Property"). True and complete copies of the Real Property Leases have been provided to Buyer. Except as set forth on Schedule 3.9, no asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants or Hazardous Material have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the Leased Real Property.

     (b) All the Real Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. None of the Real Property Leases have been amended or modified except as set forth on Schedule 3.9, and there are no agreements, written or oral, between the Company and the owner of the Leased Real Property, other than the Real Property Leases. The Company has not received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date.

     3.10 Personal Property Including Rental Equipment. Schedule 3.10 sets forth a true and complete list of each item of tangible personal property, including equipment held for rent, used by the Company in its business having an original acquisition cost of $100 or more. Schedule 3.10 also sets forth all leases of personal property binding upon the Company, or any of its assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by the Company in the ordinary course of its business. Seller has delivered to Buyer true and complete copies of all such personal property leases.

     3.11 Inventories. The Company has no inventories.

     3.12 Accounts Receivable and Advances. Schedule 3.12 contains a true and accurate schedule of all accounts receivable of the Company and all loans and advances to third parties ("Advances"). Except as set forth on Schedule

3.12, (a) each account receivable of the Company (collectively, the "Accounts Receivable") represents a sale made or service provided in the ordinary course of business other than to Affiliates and which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed, and the Company has performed all of its obligations to produce the goods or perform the services to which such Account Receivable relates, and (b) no Account Receivable or Advance is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof.

     3.13 Intellectual Property. Schedule 3.13 is a true and complete list of all of the trademarks, tradenames, service marks, patents and copyrights (including any registrations of or pending applications for any of the foregoing) used by the Company in the conduct of its business. Except as disclosed on Schedule 3.13:

     (a) all of the Company's Intellectual Property is owned by the Company free and clear of all Liens, and is not subject to any license, royalty or other agreement, and the Company has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property;

     (b) none of the Company's Intellectual Property has been or is the subject of any pending or threatened litigation or claim of infringement;

     (c) no license or royalty agreement to which the Company is a party will, as of the Closing, be in breach or default by any party thereto or the subject of any notice of termination given or threatened;

     (d) the products used by the Company and the services provided by the Company and any process, method, part, design, material or other Intellectual Property they employ and, the marketing and use by the Company of any such product, service or other Intellectual Property, do not infringe any Intellectual Property or confidential or proprietary rights of another, and the Company has not received any notice contesting its right to use any Intellectual Property; and

     (e) the Company owns or possesses adequate rights, not limited by time, in and to all Intellectual Property necessary to conduct its business as presently conducted.

     3.14 Contracts. Schedule 3.14 lists all the Contracts and arrangements of the following types to which the Company is a party or by which it is bound, or to which any of its assets or properties is subject:

     (a) any collective bargaining agreement and a summary of the collective bargaining unit's position with respect to any such agreement currently the subject of negotiations;

     (b) any Contract or arrangement of any kind (including employment contracts) with any employee, officer or director of the Company or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with Seller or any Affiliates of Seller other than any such Contract or arrangement described in Section 3.17(a);

     (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distribution or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

     (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $1,000;

     (e) any Contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

     (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

     (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

     (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

     (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any Person;

     (j) any Contract for which the full performance thereof may extend beyond 30 days from the Closing Date;

     (k) any Contract not made in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement;

     (l) any Contract, whether or not fully performed, relating to any acquisition or disposition of the Company or any predecessor in interest of the Company, or any acquisition or disposition of any subsidiary, division, line of business, or real property; and

     (m) any Contract not specified above that is material to the Company.

Seller has delivered to Buyer true and complete copies of each document listed on Schedule 3.14, and a written description of each oral arrangement so listed. Except as disclosed on Schedule 3.14, all such Contracts and arrangements if cancelled at any time by the other party, would not have a Company Material Adverse Effect. Without limiting the forgoing, (i) attached to Schedule 3.14 is a correct and complete copy of the Authorized Dealer Agreement, dated April 1, 1992 ("Dealer Agreement") between the Company and Toronto Medical, Inc. ("Toronto"), and a correct and complete copy of the form of Rental and Services Agreement ("Rental Agreements") used by the Company to rent equipment from Toronto; (ii) the Company has no other agreement with Toronto, written or oral, other than the Dealer Agreement and the Rental Agreements; (iii) the Dealer Agreement will automatically terminate after the Closing and such termination will not cost the Company any amount or result in any liability or monetary obligation or other obligation on the part of the Company; (iv) the Rental Agreements will not terminate and the Company will not be in default under any of the Rental Agreements as a result of the transactions contemplated by this Agreement; and (v) the Company may, at its sole option, return any or all of the equipment covered by the Rental Agreements at any time, and upon any such return, the Company will have no liability or monetary obligation or other obligation to Toronto under the applicable Rental Agreement relating to such returned equipment other than payment of the monthly charge for the last month of use of such retained equipment.

     3.15 Permits. Schedule 3.15 is a true and accurate list of all licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Company. Except for the Permits set forth on Schedule 3.15, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the business of the Company.

         3.16  Insurance.

     (a) Schedule 3.16 contains an accurate and complete list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business), and Seller has heretofore delivered or made available to Buyer a true and complete copy of all such policies, including all occurrence-based policies applicable to the Company (or its business) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which the Company is a party, and are valid, outstanding and enforceable policies. The Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

     (b) Seller has furnished to Buyer a list of all claims, which have been made by the Company under any workers' compensation, general liability, property or other insurance policy applicable to the Company or any of its properties. Except as set forth on said list, there are no pending or threatened claims under any insurance policy. Such claim information includes the following information with respect to each accident, loss, or other event: (a) the identity of the claimant; (b) the nature of the claim; (c) the date of the occurrence; (d) the status as of the report date and (e) the amounts paid or expected to be paid or recovered.

     3.17 Employee Benefits.

     (a) General. The Company is not a party to and does not participate in or have any liability or contingent liability with respect to:

   (i) except as listed on Schedule 3.17, any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, or "multiemployer plan" as defined in section 3(37) of ERISA (referred to collectively hereinafter in this Section as "plans");

   (ii) except as set forth on Schedule 3.17, any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in section 3(3) of ERISA) (referred to collectively hereinafter in this Section as "arrangements"); or

   (iii) except as set forth on Schedule 3.17, any employment, consulting or agency agreement (referred to collectively hereinafter in this Section as "agreements").

     (b) Plan Documents and Reports. A true and correct copy of each of the plans, arrangements, and agreements set forth on Schedule 3.17, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been supplied or made available to Buyer. In the case of any plan, arrangement, or agreement which is not in written form, Buyer has been supplied with an accurate description of such plan, arrangement, or agreement as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each such plan or arrangement, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded plan, arrangement, or agreement has been supplied to Buyer, and there have been no material changes in the financial condition of the respective plans from that stated in the annual reports and actuarial reports supplied.

     (c) Compliance With Laws; Liabilities. As to all plans, arrangements, and agreements set forth on Schedule 3.17:

     (i) All plans and arrangements comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

     (ii) All plans that are employee pension benefit plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans except amendments (A) which are the subject of a determination letter issued with respect thereto by the Internal Revenue Service or (B) with respect to which the remedial amendment period (within the meaning of Treas. Reg. ss. 1.401(b)-1) has not expired; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

     (iii) None of the assets of any plan is invested in employer securities or employer real property.

     (iv) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any plan and the Company has not otherwise engaged in any prohibited transaction.

     (v) There has been no act or omission which has given rise to or may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which the Company may be liable.

     (vi) None of the payments contemplated by the plans, arrangements or agreements would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

     (vii) There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such plans, arrangements or agreements or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

     (viii) No plan is subject to Title IV of ERISA.

     (ix) Each plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance with applicable Law, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

     (x) Actuarially adequate accruals for all obligations under the plans, arrangements and agreements are reflected in the Financial Statements and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the date of Closing.

     (xi) Since December 31, 1993, the requirements for the record keeping exemption for leased employees under proposed Treas. Reg. ss.1.414(n)-3 have been met.

     (xii) The Company has no liability or contingent liability under any plan, arrangement or agreement for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.

 (xiii) Except as set forth on Schedule 3.17, there has been no act or omission that would impair the right or ability of the Company to unilaterally amend or terminate any plan, arrangement or agreement.

     3.18 Employment and Labor Matters.

     (a) Schedule 3.18 contains a true, complete and accurate list of the names, titles, annual compensation (including all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years) of all directors, officers and employees of the Company.

     (b) The Company has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, affirmative action, and nondiscrimination in employment.

     (c) Except as set forth on Schedule 3.18, the relationships of the Company with its employees are good; there is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving the Company and no attempt is currently being made or during the past three years has been made to organize any employees of the Company to form or enter a labor union or similar organization. Schedule 3.18 contains a list of all grievances by employees during the past three years which have resulted in a significant change in work practices or contract interpretation or terms or resulted in arbitration.

     (d) The Company has entered into certain account representative, patient support, and territory manager employment agreements with the individuals identified on Schedule 3.18, each of which agreement was supported by consideration and is binding upon such employees in accordance with their terms, including the provisions against competition with the Company following termination of employment.

     (e) Except for the Employees listed on Schedule 6.12, all of the Company's employees are employed at will and may be terminated with or without cause without liability to the Company, except for any liability that may be imposed by anti-discrimination laws.

     3.19 Taxes.

     (a) The amounts provided as a liability on the Financial Statements for all Taxes are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the period covered by the Latest Balance Sheet or to any years and periods prior thereto and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. The Company has not incurred any Tax liabilities other than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired; there are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the properties or assets of the Company. Except as set forth on Schedule 3.19, the Company has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

     (b) All federal, state, local and foreign income, corporation and other Tax Returns have been filed for the Company, and all other filings in respect of Taxes have been made for the Company, for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns and other filings have been paid. Each such Tax Return and filing is true and correct and the Company does not have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than as reflected as liabilities on the Financial Statements (which shall not include any amount reflected as a liability for deferred taxes). Except as set forth on Schedule 3.19, none of the Tax Returns or other filings that include the operations of the Company has ever been audited or investigated by any Governmental Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such Tax Returns and filings. No material issues have been raised in any examination by any Governmental Authority with respect to the business and operations of the Company which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which the Company is required by Law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. All information returns required to be filed by the Company prior to the Closing Date have been filed on time, and all statements required to be furnished to payees by the Company prior to the Closing Date have been furnished to such payees, and the information set forth on such information returns and statements is true, complete and correct.

     (c) No Seller is a "foreign person" as defined in Section 1445(f)(3) of the Code.

     (d) The Company is not a party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of, or entitlement to, cash in an amount corresponding to the amount of taxable income or gain.

     (e) Except as set forth on Schedule 3.19, the Company is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes. Except for any tax- sharing agreement which is attached to Schedule 3.19 as an exhibit, the Company is not a party to any tax-sharing agreement.

     (f) Except as set forth on Schedule 3.19, none of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner for federal income tax purposes.

     (g) The Company has not made or become obligated to make, and will not as a result of any event connected with any transaction contemplated herein become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

     (h) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company, are correct and in compliance with the Code and the regulations thereunder.

     (i) The Company meets all the definitional qualifications of a "small business corporation" under Section 1361(b) of the Code and has timely filed an election under Section 1362(a)(1) of the Code which election is in full force and effect as of the date of this Agreement.

     (j) The sale and purchase of stock of the Company hereunder constitutes a "qualified stock purchase" as that term is defined in Section 338(d)(3) of the Code.

     3.20 No Defaults or Violations. Except as set forth on Schedule 3.20:

     (a) The Company, as of the Closing, will not be in breach of any provision of, nor be in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and no other party to any such Contract will be in breach of such Contract or in default thereunder.

     (b) The Company is in compliance with, and no violation exists under, any and all Laws applicable to the Company.

     (c) No notice from any Governmental Authority has been received by the Company claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

     3.21 Environmental Matters. Except as set forth on Schedule 3.21:

     (a) The business, operations and facilities (whether owned or leased) of the Company, and all existing uses of and activities on or at any of the properties or facilities (whether owned or leased) of the Company, are in material compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

     (b) There are no Environmental Permits necessary or desirable for the conduct or operation of its business (or any part thereof), and is in material compliance with all of the requirements, conditions and limitations included in such Environmental Permits;

     (c) There is no, and the Company has not used or stored any, Hazardous Material in, on, or at any of the properties or facilities now or previously owned or leased by the Company except for supplies of substances listed on
Schedule 3.21 which are used or are to be used in the ordinary course of business (which inventories have been stored, used and disposed of in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called "Right To Know Laws");

     (d) The Company has not received any notice from any Governmental Authority or any other Person that any past or present aspect of the business, operations or facilities (whether owned or leased) of the Company is in violation of any Environmental Law or Environmental Permit, or that the Company is responsible or liable (or potentially responsible or liable) for the investigation, cleanup or remediation of any Hazardous Materials at any location;

     (e) the Company has not at any time deposited or incorporated any Hazardous Material into, on, beneath, or adjacent to any property;

     (f) the Company is not the subject of any litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of or liability under any Environmental Law;

     (g) the Company has not been required to file reports and notifications with respect to its operations, properties and facilities (whether owned or leased) nor to maintain records and data under Environmental Laws;

     (h) neither the Company nor any predecessor thereof has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list; and

     (i) no condition exists or has existed or event has occurred with respect to (i) any property that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by the Company, any predecessor to the Company or any Person that is or was an Affiliate of the Company, which property or subsidiary has been sold, transferred or disposed or for which any lease has terminated or (ii) any predecessor to the Company, that could (in the case of either of the foregoing clauses (i) or (ii)), with or without notice, passage of time or both, give rise to any present or future liability of the Company pursuant to any Environmental Law.


     3.22 Litigation.

     (a) Except as set forth on Schedule 3.22, at the Closing, there will be no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting the Company or any of its officers, directors, employees, agents or stockholders thereof in their capacity as such, or any of the Company's properties or businesses, and Seller are not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 3.22, the Company is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. The Company has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company has any continuing obligation.

     (b) There are no claims, actions, suits, proceedings or investigations pending or threatened by or against the Company or Seller with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

     3.23 No Conflict of Interest. Except as set forth on Schedule 3.23, neither Seller nor any of their Affiliates have or claim to have any direct or indirect interest in any tangible or intangible property used in the business of the Company, except as holders of Shares. Except as set forth on Schedule 3.23, neither Seller nor any of their Affiliates have any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, the Company, except for the ownership of less than 1% of any class of securities of any publicly held corporation. Schedule 3.23 contains a complete and accurate description of all such Persons, interests, arrangements and other matters.

     3.24 Bank Accounts. Schedule 3.24 sets forth the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

     3.25 Customers, Suppliers, Etc.

     (a) Schedule 3.25 sets forth a list of the ten largest customers of the Company in terms of revenue during each of (i) the calendar year ended December 31, 1994, and (ii) the calendar year ended December 31, 1995 (collectively, the "Major Customers"), showing the total revenue received in each such period from each such customer;

     (b) Except to the extent set forth on Schedule 3.25, since December 31, 1995, there has not been any adverse change in the business relationship, and there has been no material dispute, between the Company and any Major Customer or major supplier, agent or sales representative, and there are no indications that any Major Customer intends to reduce its purchases from the Company.

     3.26 Claims Against Officers and Directors. There are no pending or threatened claims against any director, officer, employee or agent of the Company or any other Person which could give rise to any claim for indemnification against the Company.

     3.27 Due Diligence Materials. Except as set forth on Schedule 3.27, Seller shall have provided or made available to Buyer or its representatives, in accordance with the terms of Section 5.2, all documents of the character and type requested by Buyer in connection with its "due diligence" investigation of the Company, and there are no documents in the possession of Seller, the Company or any of their respective agents or representatives of a character or type described in such requests which have not been so provided to Buyer or its representatives.

     3.28 Improper and Other Payments. Except as set forth on Schedule 3.28, neither the Company, any director, officer, employee, agent or representative of the Company, nor any Person acting on behalf of any of them, has made, paid or received (a) any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) any contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (c) any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

     3.29 Brokers. Neither Seller nor the Company have used any broker or finder in connection with the transactions contemplated hereby, and neither the Company, Buyer nor any Affiliate of Buyer has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller or by the Company in connection with any of the transactions contemplated by this Agreement.

     3.30 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or Seller to Buyer or any representative or Affiliate of Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

     4.1 Due Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

     4.2 Due Authorization. Buyer has full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and Related Agreements have been duly and validly approved by the board of directors of Buyer and no other actions or proceedings on the part of Buyer are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement and the Related Agreements constitute legal, valid and binding obligations of Buyer, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     4.3 Consents and Approvals; Authority Relative to this Agreement.

     (a) Except as set forth on Schedule 4.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

     (b) Except as set forth on Schedule 4.3, the execution, delivery and performance by Buyer of this Agreement and its Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law; or (ii) violate or conflict with any provision of the certificate of incorporation, charter, bylaws or similar organizational instruments of Buyer.

     4.4 Brokers. The Buyer has not used any broker or finder in connection with the transactions contemplated hereby, and neither Seller nor any Affiliate of Seller have or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Buyer in connection with any of the transactions contemplated by this Agreement.

     4.5 Accuracy of Statements. None of the information furnished by Buyer to the Company or Seller in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made not misleading.

                                   ARTICLE V
                                   COVENANTS

     5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its reasonable best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. Seller agree that unless this Agreement is terminated in accordance with the provisions of Section 9.1, Seller will not encumber the Shares, will not sell the Shares to any Person other than Buyer (or an Affiliate of Buyer) and will not take any other action which would have the effect of preventing or disabling Seller's performance of its obligations under this Agreement.

     5.2. Access to Information and Facilities.

     (a) From and after the date of this Agreement or such earlier time as Buyer and Seller shall have mutually agreed, Seller shall, and shall cause the Company to, give Buyer and Buyer's representatives, upon reasonable notice and without disruption to the Company's business, unrestricted access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of the Company and shall make the officers and employees of the Company available to Buyer and its representatives as Buyer and its representatives shall from time to time request. Buyer and its representatives will be furnished with any and all information concerning the Company which Buyer or its representatives reasonably request.

     (b) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, Buyer will not, will cause its Affiliates not to, and will instruct its and its Affiliates' agents not to disclose Company Confidential Information to any Person other than Buyer's employees and agents on a "need to know" basis without the prior consent of the Company, unless compelled to disclose any such Company Confidential Information by judicial or administrative process or, in the opinion of Buyer's counsel, by other requirements of law.

     (c) Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, Seller will not, will cause their Affiliates to not, and will instruct their and their Affiliates' agents to not disclose any Buyer Confidential Information to any Person other than Seller's or the Company's employees and agents on a "need to know" basis without the prior consent of Buyer, unless compelled to disclose any such Buyer Confidential Information by judicial or administrative process or, in the opinion of Seller's counsel, by other requirements of law.

     5.3 Preservation of Business. From the date of this Agreement until the Closing Date, and except for the proposed transactions described on Schedule 5.3, Seller shall cause the Company to operate only in the ordinary and usual course of business and consistent with past practice, and shall use its best efforts to (a) maintain the assets of the Company in substantially their current state of repair, excepting normal wear and tear, and preserve intact the present business organization and personnel of the Company, (b) preserve the goodwill and advantageous relationships of the Company with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 5.3, the Company will not, without the prior written consent of Buyer:

     (i) incur any obligation or enter into any Contract which requires a payment by the Company in excess of, or a series of payments which in the aggregate exceed, $10,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000;

     (ii) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

     (iii) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business and consistent with past practice;

     (iv) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

     (v) make any changes in its accounting systems, policies, principles or practices;

     (vi) enter into, authorize, or permit any transaction with Seller or any Affiliate of Seller;

     (vii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of the Company, or amend any of the terms of any such capital stock or other securities;

     (viii) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of the Company;

     (ix) make any borrowings, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice), in each case, in excess of $10,000;

     (x) make any loans, advances or capital contributions to, or investments in, any other Person;

     (xi) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

     (xii) except for capital expenditures contemplated by (xiii) below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Company;

     (xiii) authorize or make any capital expenditure which individually is in excess of $1,000;

     (xiv) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

     (xv) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suit against the Company, or any of its directors, officers, employees or agents;

     (xvi) pay in excess of $10,000, perform any obligation or agree to pay in excess of $10,000 or perform any obligation, in settlement or compromise of any claims of liability against the Company or any of its directors, officers, employees or agents; or

     (xvii) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, or pay any amount not required by Law or by any Contract, other than in the ordinary course of business and consistent with past practices.

     5.4 Consents and Approvals. Seller shall use its best efforts, and shall cause the Company to use its best efforts, to obtain all consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and their respective Related Agreements and the consummation of the transactions contemplated hereby and thereby, including all consents and approvals by each party to any of the Contracts referred to in
Schedule 3.3; provided, however, that no contact will be made by Seller or the Company (or any representative of any of such parties) with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by Buyer. Seller shall, and shall cause the Company to, make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Seller, the Company or any of their respective Affiliates pursuant to any applicable Law or Contract in connection with this Agreement or any of their respective Related Agreements and the transactions contemplated hereby and thereby, and expedited submission of all materials required by any Governmental Authority in connection with such filings. Buyer shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Buyer or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement or any Related Agreement and the transactions contemplated hereby and thereby, and expedited submission of all materials required by any Governmental Authority in connection with such filings.

     5.5 Maintenance of Insurance. Seller shall cause the Company to continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

     5.6 Resignation of Officers and Directors. Seller shall cause each officer and member of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, the Company, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing.

     5.7 Supplemental Information.

     (a) From time to time prior to the Closing, Seller will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Buyer or which would render inaccurate any of the representations, warranties or statements set forth herein. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

     (b) From time to time prior to the Closing, Buyer will promptly disclose in writing to Seller any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Seller or which would render inaccurate any of the representations, warranties or statements set forth in Article IV hereof. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

     5.8 Exclusivity. Neither Seller nor the Company or any of their respective directors, officers, employees, representatives, agents or Affiliates shall, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than Buyer, and its respective directors, officers, employees, representatives and agents) concerning (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Company, or (ii) any purchase or other acquisition by any Person of the Shares, or (iii) any sale or issuance by the Company of any shares of its capital stock. Seller will promptly advise Buyer of, and communicate to Buyer the terms and conditions of (and the identity of the Person making), any such inquiry or proposal received.

     5.9 Use of Name. From and after the Closing Date, neither Seller nor any of its Affiliates will directly or indirectly use in any manner any trade name, trademark, service mark or logo used by the Company or any word or logo that is similar in sound or appearance.

     5.10 Tax Indemnity.

     (a) For purposes of this Agreement, "Tax Indemnification Period" means the period (including all prior taxable years) ending on and including the Closing Date. For any taxable year of the Company that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including such date and a second deemed short taxable year beginning on and including the day after such date. For purposes of allocating gross income and deductions between deemed short taxable years, the books of the Company shall be closed as of the close of business of the Closing Date, and all amounts of income, gain, loss and deduction shall be reflected in the period in which such items accrued under the Company's normal tax accounting methods.

     (b) Seller agrees to indemnify Buyer against, and agree to hold it harmless from, any and all Losses incurred or suffered by it relating to or arising out of or in connection with any and all Taxes that have become due and payable during, or which have accrued with respect to the Company for, any period included in the Tax Indemnification Period and that have not been paid prior to the Closing Date or reserved on the Financial Statements (which reserves shall not take into account any liability for deferred taxes). Any Taxes attributable to the operations of the Company payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.

     5.11 Termination of Certain Agreements. Seller shall, and Seller agrees that he shall cause his Affiliates and the Company to, and that his Affiliates and the Company shall, effective as of the Closing, without any cost to the Company, terminate, rescind, cancel and render void and of no effect all of the Contracts between the Company on the one hand and Seller or any of his Affiliates, as the case may be (other than the Company) on the other hand, except for those Contracts entered into pursuant to this Agreement.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under Article II of this Agreement are subject to the satisfaction or waiver by Buyer of the following conditions precedent on or before the Closing Date:

     6.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date, unless, in each case, any such inaccuracy, untruth or incorrectness with respect thereto
(i) shall not have been wilful on the part of Seller and (ii) shall not be reasonably likely to result in a Company Material Adverse Effect.

     6.2 Compliance with Agreements and Covenants. Seller and the Company shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

     6.3 Consents and Approvals. Buyer shall have received written evidence satisfactory to Buyer that all consents and approvals required for the consummation of the transactions contemplated hereby or the ownership and operation by Buyer of the Company and its business have been obtained, and all required filings have been made, including those set forth on Schedule 3.3.

     6.4 Documents. Buyer shall have received all of the agreements, documents and items specified in Section 8.2.

     6.5 Related Agreements. Seller shall have entered into the Related Agreements with Buyer, including the Employment Agreement in the form attached hereto as Exhibit 2.3A, the Incentive Stock Option Agreement in the form attached hereto as Exhibit 2.3B, the Office Lease in the form attached hereto as
Exhibit 2.3C, the Noncompetition Agreement in the form attached hereto as
Exhibit 2.3D, the Noncompetition Note to be executed by Buyer and delivered to Seller in the form attached hereto as Exhibit 2.3E, the Security Agreement in the form attached hereto as Exhibit 2.3F, the Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit 2.3G, and the Escrow Agreement in the form attached hereto as Exhibit 2.3H.

     6.6 Due Diligence Review. Buyer shall have been satisfied with (i) the results of its investigation and review of the business, operations, assets, liabilities, results of operations, cash flows, condition (financial and otherwise) and prospects of, and other matters relating to, the Company and (ii) the results of its investigation and review that there is no material adverse misstatement with respect to Seller's representations set forth herein.

     6.7 Delivery of Schedules and Exhibits. All schedules and exhibits respecting the Company or Seller have been delivered in final form at least two Business Days prior to the Closing Date (not counting the Closing Date as one of such Days) and no such schedule or exhibit contains or reflects a Company Material Adverse Change from the last previous draft of such schedule or exhibit or, if none, the last oral discussion or written memorandum respecting such schedule or exhibit.

     6.8 No Material Adverse Change. No Company Material Adverse Change shall have occurred and no event shall have occurred which, in the reasonable judgment of Buyer, is reasonably likely to have a Company Material Adverse Effect.

     6.9 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) might have a Company Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the

Related Agreements or the consummation of the transactions contemplated hereby or thereby or any integration of any operations of the Company with those of Buyer and its Affiliates.

     6.10 Certain Assets and Liabilities. The Company shall not own the following assets or be obligated with respect to the following liabilities, as attested to by the Seller:

         (a)      Notes receivable from officer ($89,699.85 at July 31, 1996);

         (b)      The three automobiles listed on Schedule 6.10;

         (c) The cash surrender value life insurance on the Seller's life ($20,814.94 at July 31, 1996);

         (d)      Any liability with respect to the three automobiles listed on
                  Schedule 6.10;

         (e) Any notes payable or other liabilities to Instamed ($33,856.29 at July 31, 1996) or any other related party except for compensation payable in the normal cause of business.

     6.11 Minimum Net Tangible Book Value. The Company shall have a minimum net tangible book value, after giving effect to the dispositions, transfers, assignments and assumptions contemplated in Section 6.10, of at least $350,000 as attested to by the Seller.

     6.12 Employment of Key Personnel. The Company shall have entered into a satisfactory employment relationship, effective as of the Closing, with the Company employees identified on Schedule 6.12.

     6.13 Qualified Stock Purchase. The sale and purchase of stock of the Company hereunder shall constitute a "qualified stock purchase" as that term is defined in Section 338(d)(3) of the Code.

                                  ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under Article II of this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

     7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Buyer contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Buyer on and as of the Closing Date, unless, in each case, any such inaccuracy, untruth or incorrectness with respect thereto
(i) shall not have been wilful on the part of Buyer and (ii) shall not be reasonably likely to result in a materially adverse effect on the business of the Buyer.

     7.2 Compliance with Agreements and Covenants. Buyer shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     7.3 Documents. Seller shall have received all of the agreements, documents and items specified in Section 8.3.

     7.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby or any integration of any operations of the Company with those of Buyer and its Affiliates, including its Subsidiaries.

     7.5 Consents and Approvals. Seller shall have received written evidence satisfactory to Seller that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including those set forth in Schedule 4.3.

     7.6 Related Agreements. Buyer shall have entered into the Related Agreements with Seller, including the Employment Agreement in the form attached hereto as Exhibit 2.3A, the Incentive Stock Option Agreement in the form attached hereto as Exhibit 2.3B, the Office Lease in the form attached hereto as
Exhibit 2.3C, the Noncompetition Agreement in the form attached hereto as
Exhibit 2.3D, the Noncompetition Note to be executed by Buyer and delivered to Seller in the form attached hereto as Exhibit 2.3E, the Security Agreement in the form attached hereto as Exhibit 2.3F, the Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit 2.3G, and the Escrow Agreement in the form attached hereto as Exhibit 2.3H.

                                  ARTICLE VIII
                                    CLOSING

     8.1 Closing. The Closing shall be scheduled to occur at the offices of Porter, Wright, Morris & Arthur, at Columbus, Ohio, at 10:00 a.m. local time, on September 13, 1996 or such other date as the parties hereto shall mutually agree. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

     8.2 Deliveries by Seller. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller shall deliver to Buyer the following:

     (a) Certificates evidencing all of the Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers;

     (b) The resignations of the persons serving as directors and officers of the Company;

     (c) Evidence, in form satisfactory to Buyer, that all consents and approvals referred to in Schedule 3.3 have been obtained;

     (d) Except for those Liens specified on Schedule 8.2(d), a written statement from each Person holding a Lien upon any of the assets of the Company, or upon any Shares, confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of (i) such Lien and (ii) all obligations under any and all Contracts relating thereto;

     (e) A certificate dated the Closing Date of Seller certifying as to the compliance by each of Seller and the Company, as the case may be, with Sections
6.1 and 6.2;

     (f) The Certificate of Incorporation or similar instruments of the Company certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation of the Company, and Bylaws or similar instruments of the Company, certified by the Secretary of the Company;

     (g) Certificates of Good Standing for the Company from the State of Michigan;

     (h) An opinion, dated the Closing Date, of Davidson Staiger and Hill, P.C., counsel for Seller and the Company, substantially in the form attached hereto as
Exhibit 8.2(h);

     (i) A certificate of the Company's Secretary certifying resolutions of the Board of Directors of the Company approving this Agreement, the Company's Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Company);

     (j) Agreements reasonably satisfactory to Buyer and its counsel in which Seller represents, warrants and agrees as follows:

         (1) that the Danninger Stock being issued and delivered to Seller hereunder is being acquired by Seller for Seller's own account for investment and not with a view to any resale or distribution thereof;

         (2) if Seller decides to dispose of the Danninger Stock, which he does not now contemplate, that he can do so only in accordance and in compliance with the Securities Act of 1933, as amended, and Rule 144 thereunder, as then in effect;

         (3) that (i) Seller has had ready access to any and all documents which he deems relevant to the acquisition of the Danninger Stock; (ii) no requested information, oral or written, has been withheld from him by Danninger; (iii) Danninger has made available to Seller, during the course of the transaction and prior to the issuance of the Danninger Stock the opportunity to ask questions of, and receive answers from, Danninger and its officers concerning Danninger, and to obtain any additional information, to the extent Danninger possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of information contained in the written materials delivered to Seller by Danninger and concerning Danninger; (iv) Seller has been given access to Danninger's prospectus dated May 20, 1996 in connection with Danninger's public offering of convertible subordinated debentures and all documents filed publicly of record with the Securities and Exchange Commission in connection therewith or subsequently; and (v) Seller is an accredited investor as defined in Regulation D of the Securities and Exchange Commission;

         (4) that Seller understands and agrees that (i) in reliance upon its representations, the Danninger Stock has not been registered under the 1933 Act in reliance upon Section 4(2) of the 1933 Act and Regulation D thereunder; (ii) because the Danninger Stock is not so registered, Seller must bear the economic risk of holding the Danninger Stock for an indefinite period of time unless the Danninger Stock is subsequently registered under the 1933 Act or an exemption from such registration is available with respect thereto; (iii) neither Danninger nor anyone else has undertaken to register for resale any of the Danninger Stock under the 1933 Act; (iv) SEC Rule 144 may or may not be available for resales of the Danninger Stock in the future; and (v) while there is presently a trading market for the common shares of Danninger, there is no assurance that such market will be in existence in the future;

         (5) that the certificates evidencing the Danninger Stock shall bear a legend in substantially the following form:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION THAT DEPEND IN PART ON THE INTENT OF THE PURCHASER TO ACQUIRE FOR INVESTMENT AND WITHOUT A VIEW TOWARDS DISTRIBUTION. THEREFORE, SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON REGISTRATION OR UPON DELIVERY TO THE COMPANY OF COMMUNICATIONS FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE REGULATORY AUTHORITIES CONCERNED, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

         (6) that Seller will not sell or otherwise transfer the Shares in a public market transaction until the holding period for restricted securities set forth in Rule 144(d)(1), as it may be amended from time to time, has been satisfied; and

     (k) Executed counterparts of the Related Agreements.

     (l) A completed and signed Internal Revenue Service Form 8023-A which Buyer shall cause to be filed in order to make the Section 338(h)(10) Election.

     8.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

     (a) The Cash Amount, the Danninger Stock and the Buyer's Note deliverable to Seller at the Closing pursuant to Section 2.2, executed counterparts of the Related Agreements and documents in connection therewith, including the Employment Agreement in the form attached hereto as Exhibit 2.3A, the Incentive Stock Option Agreement in the form attached hereto as Exhibit 2.3B, the Office Lease in the form attached hereto as Exhibit 2.3C, the Noncompetition Agreement in the form attached hereto as Exhibit 2.3D, the Noncompetition Note to be executed by Buyer and delivered to Seller in the form attached hereto as Exhibit 2.3E, the Security Agreement in the form attached hereto as Exhibit 2.3F, the Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit 2.3G, and the Escrow Agreement in the form attached hereto as Exhibit 2.3H deliverable to the Seller at the Closing pursuant to Section 2.3;

     (b) A certificate, dated the Closing Date, of an executive officer of Buyer, certifying as to compliance by Buyer with Sections 7.1 and 7.2;

     (c) Certificates of Buyer's secretary certifying resolutions of the board of directors of parties approving this Agreement and its Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Buyer);

     (d) Evidence, in form satisfactory to Seller, that all consents and approvals referred to in Schedule 4.3 have been obtained;

     (e) An opinion, dated the Closing Date, of Porter, Wright, Morris & Arthur, counsel for Buyer, substantially in the form of Exhibit 8.3(e); and

     (f) An agreement reasonably satisfactory to Seller and its counsel in which Buyer represents, warrants and agrees as follows:

         (1) that the Shares being sold to Buyer hereunder are being acquired by Buyer for Buyer's own account for investment and not with a view to any resale or distribution thereof;

         (2) if Buyer decides to dispose of the Shares, which it does not now contemplate, that it can do so only in accordance and in compliance with the Securities Act of 1933, as amended, as then in effect;

         (3) that (i) to Buyer's knowledge, it has had access to all documents which it deems relevant to the acquisition of the Company's Shares, and no requested information, oral or written, has been withheld from it by Seller; and
(iii) Seller has made available to Buyer, during the course of the transaction and prior to the delivery of the Shares the opportunity to ask questions of, and receive answers from, the Company and its officers concerning the Company and to obtain any additional information, to the extent Seller possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of information contained in the written materials delivered to Buyer by Seller and concerning the Company;

         (4) that Buyer understands and agrees that (i) in reliance upon its representations, the Company Stock has not been registered under the 1933 Act in reliance upon Section 4(1) of the 1933 Act; and

         (5) that the certificates evidencing the Shares shall bear a legend in substantially the following form:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION THAT DEPEND IN PART ON THE INTENT OF THE PURCHASER TO ACQUIRE FOR INVESTMENT AND WITHOUT A VIEW TOWARDS DISTRIBUTION. THEREFORE, SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON REGISTRATION OR UPON DELIVERY TO THE COMPANY OF COMMUNICATIONS FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE REGULATORY AUTHORITIES CONCERNED, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                                   ARTICLE IX
                                  TERMINATION

     9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

     (a)  With the mutual consent of Seller and Buyer;

     (b) By Seller or Buyer, if the Closing shall not have taken place on or before October 31, 1996; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

     (c) By Buyer, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Seller or of the Company hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Seller of a notice in writing from Buyer specifying the breach and requesting such be remedied; or

     (d) By Seller, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Buyer hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Buyer of notice in writing from Seller specifying the breach and requesting such be remedied.

     9.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 5.2(b), 5.2(c), 11.1, 11.11 and 11.12, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.

                                   ARTICLE X
                                INDEMNIFICATION

     10.1 Survival. Except as otherwise specified, the representations and warranties of Seller contained herein shall survive the Closing for a period expiring at the close of business on the third anniversary of the Closing Date (the "Survival Date") except that (i) Tax Warranties shall survive until the Tax Statute of Limitations Date, and (ii) Title and Authorization Warranties shall survive forever. The representations and warranties of Buyer contained herein shall survive the Closing for a period expiring at the close of business on the Survival Date except that the representation and warranty set forth in Section
4.2 hereof shall survive forever.

     10.2 Limits on Indemnification. The parties hereto agree that any indemnification payments to be made pursuant to this Agreement by Seller on the one hand or Buyer on the other hand shall be subject to the requirement that no claim may be made (i) until the aggregate amount of indemnifiable Losses incurred by Seller on the one hand or Buyer on the other hand exceeds $15,000, at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable Losses including the first $15,000.

     10.3 Indemnification by Seller. Seller agrees to indemnify Buyer against, and agrees to defend and hold Buyer harmless from, any and all Losses incurred or suffered by Buyer relating to or arising out of or in connection with any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement or any Related Agreement or any document delivered at the Closing; provided, however, that (A) except for breaches of or inaccuracies in Tax Warranties or Title and Authorization Warranties, a notice of Buyer's claim shall have been given to Seller not later than the close of business on the Survival Date, and (B) in the case of a Tax Warranty, a notice of the Buyer's claim shall have been given to Seller not later than the Tax Statute of Limitations Date; or

     (b) any breach of or failure by Seller or the Company to perform any covenant or obligation of such party set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

     10.4 Indemnification by Buyer. Buyer agrees to indemnify Seller against, and agrees to defend and hold Seller harmless from, any and all Losses incurred or suffered by Seller relating to or arising out of or in connection with any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by Buyer in Article IV in this Agreement or any Related Agreement or any document delivered at the Closing; or

     (b) any breach of or failure by Buyer to perform any covenant or obligation set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

     10.5 Claims. The provisions of this Section shall be subject to Section
10.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person ("Indemnified Person") shall promptly give notice to the indemnifying person ("Indemnifying Person") of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent, if any, that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. Buyer shall be entitled, but not required, to set off the amount of any claim or claims in respect of which Buyer is entitled to indemnification or payment by Seller against any amount due from Buyer, any of Buyer's Affiliates, or the Company to Seller or against any shares of Buyer's stock held in escrow under the Escrow Agreement. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of the Prime Rate from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

     10.6 Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent, if any, that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right, but not the duty, to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     10.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     10.8 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

     10.9 Tax Character. Seller and Buyer agree that any payments pursuant to this Article X will be treated for federal and state income tax purposes as adjustments to the purchase price of the Shares, and that they will report such payments on all Tax Returns consistently with such characterization.

                                   ARTICLE XI
                                 MISCELLANEOUS

     11.1 Expenses. Seller shall pay all expenses of Seller and the Company (including attorneys' fees and expenses) and Buyer shall pay all expenses of Buyer (including attorneys' fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby. Seller shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Shares.

     11.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

     11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) six Business Days after being deposited in the U.S. or Canadian mail, certified or registered mail, postage prepaid:

     (a) If to Seller, or prior to the Closing to the Company, addressed as follows:

                  Stephen R. Draper
                  c/o Surgical & Orthopedic Specialties, Ltd.
                  3050 Commerce Drive
                  Port Huron, MI 48059-3819
                  Facsimile No: (810) 385-9280

                  with a copy to:
                  David C. Devendorf, Esq.
                  Davidson Staiger & Hill, P.C.
                  901 Huron Avenue
                  Port Huron, MI 48068
                  Facsimile No.: (810) 985-8380

     (b) If to Buyer, or after the Closing to the Company, addressed as follows:

                  Danninger Medical Technology, Inc.
                  5160-B Blazer Memorial Parkway
                  Dublin, Ohio 43017-1339
                  Attention: Joseph A. Mussey, President
                  Facsimile No.: 614-718-0515

                  with a copy to:
                  Porter, Wright, Morris & Arthur
                  41 South High Street
                  Columbus, Ohio 43215
                  Attention: Curtis A. Loveland, Esq.
                  Facsimile No.: 614-227-2100

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.4 Effect of Investigation.

     (a) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Seller or the Company made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Buyer.

     (b) Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Seller or the Company shall not limit, qualify, modify or amend the representations, warranties and covenants of, or indemnities by, Buyer made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Seller or the Company.

     11.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     11.6 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to Articles, Sections, Subsections, Schedules or Exhibits shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

     11.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

     11.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, legal representatives, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each other party hereto, except that Buyer may assign its rights hereunder, but not its obligations, without such consent to any Affiliate of Buyer.

     11.10 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     11.11 Publicity. Prior to the Closing Date, except as required by Law or the rules of any stock market, no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer, Seller, the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Buyer and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.


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


     11.12 Further Assurances. Upon the reasonable request of Buyer, Seller will on and after the Closing Date execute and deliver to Buyer such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Buyer of, and to vest fully in Buyer title to, the Shares, and to otherwise carry out the purposes of this Agreement.

     11.13 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     11.14 Remedies Cumulative. Unless otherwise specified, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     11.15 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

     11.16 Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of Columbus, Ohio, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in Columbus, Ohio); (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth herein for communications to such party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.


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



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BUYER:                                  SELLER:
Danninger Medical Technology, Inc.


By:  /s/ JOSEPH A. MUSSEY               /s/ STEPHEN R. DRAPER
     -----------------------------      --------------------------------
     Joseph A. Mussey, President

                                        COMPANY:
                                        Surgical & Orthopedic Specialties, Ltd.

                                        By:  /s/ STEPHEN R. DRAPER
                                           ------------------------------
                                             Stephen R. Draper, President


                                       34